Exhibit 99.1

The Carlyle Group

News Release

For Immediate Release

October 25, 2017

The Carlyle Group Names New Executive Leadership Team

Glenn Youngkin and Kewsong Lee to Become Co-CEOs

Peter Clare to Become Co-CIO Alongside William Conway

Washington, DC – Global alternative asset manager The Carlyle Group (NASDAQ: CG) today announced the following executive leadership changes, effective January 1, 2018:

•	Kewsong Lee and Glenn A. Youngkin will become Co-Chief Executive Officers of The Carlyle Group

•	Peter J. Clare will become Co-Chief Investment Officer alongside current CIO William E. Conway, Jr.

•	Carlyle’s current Chairman Daniel A. D’Aniello will become Chairman Emeritus and continue to serve on the Carlyle Board and Executive Group

•	Current Co-CEOs David M. Rubenstein and William E. Conway, Jr. will become Co-Executive Chairmen of the Board and continue to serve on the Carlyle Executive Group

•	Glenn, Kewsong and Peter will join the Carlyle Board of Directors

Carlyle Co-Founders Conway, D’Aniello and Rubenstein said, “These promotions ensure continuity in our leadership and maintain the investment processes that have driven our success for 30 years. Kewsong and Glenn are proven leaders who have strong records of accomplishment at Carlyle. Glenn, a 23-year Carlyle veteran, is a business builder, exceptional communicator and culture carrier. Kewsong is a decisive leader and successful investor, as well as a strategic builder of businesses and creative problem solver.”

They continued: “Pete is one of the best investors in the private equity industry today. He leads our largest and most successful business, helped launch several thriving Carlyle strategies and has led many of our most successful investments.”

They concluded, “As Founders, we are passionate about Carlyle. We will continue to be actively engaged at Carlyle. We are fully committed to and confident in the firm’s future and will continue to be substantial investors in Carlyle funds for years to come.”

Glenn and Kewsong will work together on all issues related to leading Carlyle and will have full responsibility, authority and accountability for the firm’s performance. They will each have areas of particular focus. Kewsong will focus on Carlyle’s Corporate Private Equity and Global Credit

businesses, as well as corporate strategy and development, and capital markets. Glenn will focus on Carlyle’s Real Estate, Energy and Infrastructure businesses, the Investment Solutions segment as well as investor relations and external affairs. They will both continue to serve on the investment committees in their respective areas of focus.

Carlyle Lead Independent Director Lawton Fitt said, “With the leadership of the Board of Directors, Carlyle conducted a thorough process to identify, assess and select our next generation of leaders. We are confident that Glenn, Kewsong and Pete are the right leaders to build upon Carlyle’s track record of innovation, investment success and leadership. With the firm in great shape, a strong portfolio, and a talented and stable group of leaders at the firm, now is the right time to announce the new leadership team.”

Glenn said, “We are humbled to follow in the footsteps of such visionary leaders as David, Bill and Dan. Carlyle has tremendous momentum right now, with even greater opportunities to serve our investors.”

Kewsong said, “Carlyle is an iconic firm whose best years lie ahead. We are well-positioned to drive investment performance and build upon our decades of success.”

Pete said, “In partnership with Bill Conway, I look forward to leading and supporting the exceptional investment talent Carlyle has assembled.”

About Kewsong Lee

Kewsong Lee is Deputy Chief Investment Officer of Carlyle’s Corporate Private Equity Segment, Head of the Global Market Strategies segment and serves on the firm’s Management Committee. Kewsong led the firm’s efforts to build a long-dated private equity strategy and led Carlyle’s efforts to reorient and reshape GMS into a world-class global credit business. Since joining Carlyle in 2013, he has helped drive the investment activities, fundraising and management of the Corporate Private Equity and Global Market Strategies segments, has served on numerous investment and credit committees of these businesses and is involved in the firm’s corporate development activities. Prior to joining Carlyle in 2013, Kewsong was a partner at Warburg Pincus and a member of the firm’s Executive Management Group. During his 21 years at the firm, he led the Consumer, Industrial and Services group, and was actively involved in the firm’s financial services efforts, capital markets group and the development of the firm’s buyout practice. Kewsong, age 52, earned his AB in applied mathematics in economics at Harvard College and his MBA from Harvard Business School. He is based in New York and Washington, DC.

About Glenn Youngkin

Glenn A. Youngkin, a 23-year veteran of Carlyle, is Carlyle’s President and Chief Operating Officer and serves on the firm’s Executive Group and Management Committee. Prior to becoming President in 2014, Glenn served in a variety of leadership and investment positions, including Interim Chief Financial Officer, Global Head of the Industrial Sector investment team, head of buyout activities in the United Kingdom and member of the U.S.

2 | Page

buyout team. Glenn led Carlyle’s efforts to build a world-class energy investing business through partnership with NGP and recruiting and building our power, international energy and global infrastructure strategies. He led our investment in AlpInvest and has been instrumental in building Carlyle’s Investment Solutions segment. Prior to joining Carlyle in 1995, Glenn was a management consultant with McKinsey & Company and he also previously worked in the investment banking group at CS First Boston. Glenn, age 50, earned his B.S. in mechanical engineering and his B.A. in managerial studies from Rice University and his MBA from the Harvard Business School, where he was a Baker Scholar. He is based in Washington, DC.

About Peter Clare

Peter J. Clare is Deputy Chief Investment Officer of Carlyle’s Corporate Private Equity Segment, Co-head of the U.S. Buyout Group and a member of the firm’s Management Committee. Since joining Carlyle in 1992, Pete has played a leading role in several of Carlyle’s most successful investments, including Aviall Inc., Avio S.p.A, Booz Allen, Landmark Aviation, Standard Aero, United Defense Industries, Inc. and Wesco Aircraft. From 1999 to 2001, he was based in Hong Kong as a founding member of the Carlyle Asia Buyout team. In 2001 and 2002, he launched Carlyle’s initial investments in distressed debt, which led to the creation of Carlyle Strategic Partners. From 2004 to 2011, Pete served as the Global Head of the Aerospace, Defense and Government Services sector team. Prior to joining Carlyle, Pete was with First City Capital Corporation and the Merchant Banking Group of Prudential-Bache. Pete, age 52, is a magna cum laude graduate of Georgetown University and earned his M.B.A. from the University of Pennsylvania’s Wharton School. He is based in Washington, DC.

*****************

About The Carlyle Group

The Carlyle Group (NASDAQ: CG) is a global alternative asset manager with $170 billion of assets under management across 299 investment vehicles as of June 30, 2017. Carlyle’s purpose is to invest wisely and create value on behalf of its investors, many of whom are public pensions. Carlyle invests across four segments – Corporate Private Equity, Real Assets, Global Market Strategies and Investment Solutions – in Africa, Asia, Australia, Europe, the Middle East, North America and South America. Carlyle has expertise in various industries, including: aerospace, defense & government services, consumer & retail, energy & power, financial services, healthcare, industrial, infrastructure, real estate, technology & business services, telecommunications & media and transportation. The Carlyle Group employs more than 1,550 people in 31 offices across six continents.

Web: www.carlyle.com

Videos: http://www.youtube.com/onecarlyle

Tweets: http://www.twitter.com/onecarlyle

Podcasts: http://www.carlyle.com/about-carlyle/market-commentary

3 | Page

Contact:

Liz Gill

Elizabeth.gill@carlyle.com

+1-202-729-5385

*****************

Forward Looking Statements

This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to Carlyle’s expectations regarding the performance of its business, financial results, liquidity and capital resources, contingencies, distribution policy, and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks, uncertainties and assumptions. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements including, but not limited to, those described under the section entitled “Risk Factors” in Carlyle’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the United States Securities and Exchange Commission (“SEC”) on February 16, 2017, as such factors may be updated from time to time in its periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in Carlyle’s other periodic filings with the SEC. Carlyle undertakes no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

This release does not constitute an offer for any Carlyle fund.

###

4 | Page